Exhibit 99.2

   Consolidated Report to the Financial Community
First Quarter 2011

(Released May 2, 2011) (Unaudited)

HIGHLIGHTS	After-Tax EPS Variance Analysis	1st.Qtr.
	1Q 2010 Basic EPS – GAAP Basis	$0.51
	Special Items – 2010	0.30
● Normalized non-GAAP* earnings, excluding special items, were $0.69 per share for the	1Q 2010 Normalized Earnings – Non-GAAP Basis*	$0.81
first quarter of 2011, compared with $0.81 per share for the first quarter of 2010. GAAP	Distribution Deliveries	0.01
earnings for the first quarter of 2011 were $0.15 per share, compared with $0.51 per	Commodity Margin	(0.02)
share for the first quarter of 2010.	O&M Expenses
	- Generation	(0.05)
	- Energy Delivery	(0.01)
Q1 2011 Results vs. Q1 2010 (FE Pre-Merger)	Depreciation	(0.01)
	General Taxes	(0.03)
The following explanations reflect variances for FirstEnergy on a stand-alone basis. March 2011	Capitalized Interest	(0.04)
revenues and expenses associated with the Allegheny Companies are noted separately.	Increased Common Shares Outstanding	(0.09)
	Allegheny Companies - March 2011	0.13
	Other	(0.01)
● Higher distribution revenues increased earnings by $0.01 per share. Electric distribution	1Q 2011 Normalized Earnings – Non-GAAP Basis*	$0.69
deliveries increased by 650,000 MWH, or 2%, due to the improving economy and colder	Special Items - 2011	(0.54)
weather. Heating-degree-days were 7% higher than the same period last year and 4%	1Q 2011 Basic EPS – GAAP Basis	$0.15
above normal. Residential deliveries increased by 183,000 MWH, or 2%, while commercial deliveries decreased slightly. Industrial deliveries increased by 490,000 MWH, or 6%, due mostly to increased usage in the steel industry.

●	Lower commodity margin decreased earnings by $0.02 per share, due primarily to the combination of higher generation sales, offset by higher transmission expenses and lower Renewable Energy Credit (REC) sales.

* The 2011 GAAP to non-GAAP reconciliation statements can be found on page 13 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

Commodity Margin EPS Summary

Commodity Margin EPS - 1Q11 vs 1Q10	Rate	Volume	Total
Generation Sales
- Direct Sales	($0.01)	$0.40	$0.39
- Government Aggregation Sales	$0.02	$0.17	$0.19
- Mass Market Sales	$0.00	$0.01	$0.01
- POLR Sales	$0.12	($0.46)	($0.34)
Subtotal - Generation Sales	$0.13	$0.12	$0.25
Wholesale Sales	($0.04)	$0.01	($0.03)
PJM RPM Capacity Auction	$0.02	$0.00	$0.02
REC Sales	($0.01)	($0.05)	($0.06)
Fuel Expense	$0.05	($0.06)	($0.01)
Purchased Power	$0.05	($0.04)	$0.01
Capacity Expense	($0.02)	$0.00	($0.02)
Net MISO - PJM Transmission	($0.01)	($0.17)	($0.18)
Total Increase / (Decrease)	$0.17	($0.19)	($0.02)

(a) Generation Sales – FirstEnergy Solutions Corp.’s (FES) generation sales increased by 536,000 MWH, or 3%, and increased earnings by $0.25 per share.  FES continues to successfully execute its retail strategy by gaining customers in Ohio through direct and governmental aggregation sales channels.  FES retail sales also grew significantly in all other markets it serves, with expansion into multiple new territories, including Pennsylvania as well as central and southern Ohio, and continued growth in existing territories.

FES Generation Sales - 1Q11 vs. 1Q10
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Total
Generation Sales Increase / (Decrease)	3,817	1,507	71	(4,859)	536

(b)  Wholesale Sales – FES wholesale electricity sales increased by 215,000 MWH, or 24%.  However, wholesale sales margins decreased earnings by $0.03 per share, as lower average prices more than offset higher sales volumes.

FES - Wholesale Sales - 1Q11 vs. 1Q10
(thousand MWH)	Bilaterals	Spot	Total
Wholesale Sales Increase / (Decrease)	(340)	555	215

(c)  PJM RPM Capacity Auction – Higher capacity revenues increased earnings by $0.02 per share primarily due to higher clearing prices for our Beaver Valley generating units.

(d)  REC Sales – Lower revenues derived from the sale of RECs decreased earnings by $0.06 per share due primarily to a decreased volume of RECs sold.

Consolidated Report to the Financial Community - 1st Quarter 2011	2

(e)  Fuel Expenses – FES generation output for the quarter increased by approximately 1.0 million MWH, or 6%, due to increased production from the fossil fleet. Higher fuel expenses reduced earnings by $0.01 per share, primarily due to higher coal transportation costs associated with increased usage of western coal.

Generation Output - 1Q11 vs. 1Q10
(thousand MWH)	Fossil	Nuclear	Total
Generation Output Increase / (Decrease)	1,054	(60)	994

(f)  Purchased Power – Power purchases increased by 390,000 MWH or 13%, which is primarily attributable to increased spot market purchases in PJM due to the Beaver Valley refueling outage in the first quarter of 2011.  Lower purchased power costs increased earnings by $0.01 per share as lower average prices more than offset increased volumes purchased.

FES - Purchased Power - 1Q11 vs. 1Q10
(thousand MWH)	Bilaterals	Spot	Total
Purchased Power Increase / (Decrease)	(139)	529	390

(g)  Capacity Expenses – Higher FES capacity expense decreased earnings by $0.02 per share, as a result of FES serving more load in market areas with higher clearing prices.

(h) Net MISO-PJM Transmission Expenses – FES net MISO-PJM transmission costs  decreased earnings by $0.18 per share due primarily to higher congestion, network, and transmission line loss expense in PJM.

●
Higher O&M expenses reduced earnings by $0.06 per share.  The majority of the increase in O&M expenses is associated with timing differences in cost recognition for incentive compensation programs in the first quarter of 2011 compared to the same period last year.

●
Higher depreciation expense decreased earnings by $0.01 per share, primarily due to the placement of Sammis Air Quality Control  projects in-service at the end of
2010, partially offset by the absence of depreciation expense associated with the Burger and Lake plants, which were retired and impaired, respectively, in the second half of 2010.

●	Higher general taxes decreased earnings by $0.03 per share, primarily due to higher property and payroll taxes, as well as higher Ohio KWH taxes and Pennsylvania gross receipts taxes.

●	Lower capitalized interest decreased earnings by $0.04 per share.

●	The increase in shares outstanding, resulting from the merger with Allegheny Energy, reduced earnings by $0.09 per share.

Consolidated Report to the Financial Community - 1st Quarter 2011	3

●	The Allegheny Companies contributed $0.13 per share in earnings during March 2011.

●	The effective income tax rate, excluding special items, was 37.9% in the first quarter of 2011 compared with 37.4% in the first quarter of 2010.

●	The following special items were recognized during the first quarter of 2011:

Special Items		EPS
Regulatory Charges		($0.04)
Trust Securities Impairment		($0.01)
Merger Transaction / Integration Costs		($0.37)
Non-Core Asset Impairments		($0.06)
Mark-to-Market Adjustments		($0.02)
Merger Accounting - Commodity Contracts		($0.04)
	Total	($0.54)

2011 Earnings Guidance

Normalized non-GAAP* earnings guidance for 2011, excluding special items, is $3.20 - $3.50 per basic share of common stock -- $2.88 - $3.18 per share measured on a GAAP basis.

* The 2011 GAAP to non-GAAP reconciliation statements can be found on page 13 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 1st Quarter 2011	4

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)
(Unaudited)

		Three Months Ended March 31
		2011	2010	Change
	Revenues
(1)	Regulated distribution	$2,268	$2,484	$(216)
(2)	Competitive energy services	1,597	1,393	204
(3)	Regulated independent transmission	67	57	10
(4)	Other corporate & intersegment revenues	(356)	(635)	279
(5)	Total Revenues	3,576	3,299	277

	Expenses
(6)	Fuel	453	334	119
(7)	Purchased power	1,186	1,238	(52)
(8)	Other operating expenses	1,033	701	332
(9)	Provision for depreciation	220	193	27
(10)	Amortization of regulatory assets	132	212	(80)
(11)	General taxes	237	205	32
(12)	Total Expenses	3,261	2,883	378
(13)	Operating Income	315	416	(101)

	Other Income (Expense)
(14)	Investment income	21	16	5
(15)	Interest expense	(231)	(213)	(18)
(16)	Capitalized interest	18	41	(23)
(17)	Total Other Expense	(192)	(156)	(36)

(18)	Income Before Income Taxes	123	260	(137)
(19)	Income taxes	78	111	(33)
(20)	Net Income	45	149	(104)
(21)	Loss attributable to noncontrolling interest	(5)	(6)	1
(22)	Earnings Available to FirstEnergy Corp.	$50	$155	$(105)

(23)	Earnings Per Share of Common Stock
(24)	Basic	$0.15	$0.51	$(0.36)
(25)	Diluted	$0.15	$0.51	$(0.36)
(26)	Weighted Average Number of
	Common Shares Outstanding
(27)	Basic	342	304	38
(28)	Diluted	343	306	37

Consolidated Report to the Financial Community - 1st Quarter 2011	5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions) (Unaudited)

		Three Months Ended March 31, 2011

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,175	$1,162	$-	$-	$3,337
(2)	Other	93	92	67	(45)	207
(3)	Internal revenues	-	343	-	(311)	32
(4)	Total Revenues	2,268	1,597	67	(356)	3,576

	Expenses
(5)	Fuel	24	429	-	-	453
(6)	Purchased power	1,179	318	-	(311)	1,186
(7)	Other operating expenses	386	648	17	(18)	1,033
(8)	Provision for depreciation	116	88	10	6	220
(9)	Amortization of regulatory assets	129	-	3	-	132
(10)	General taxes	176	44	8	9	237
(11)	Total Expenses	2,010	1,527	38	(314)	3,261
(12)	Operating Income	258	70	29	(42)	315

	Other Income (Expense)
(13)	Investment income	25	6	-	(10)	21
(14)	Interest expense	(132)	(78)	(9)	(12)	(231)
(15)	Capitalized interest	1	10	-	7	18
(16)	Total Other Expense	(106)	(62)	(9)	(15)	(192)

(17)	Income Before Income Taxes	152	8	20	(57)	123
(18)	Income taxes	56	3	7	12	78
(19)	Net Income	96	5	13	(69)	45
(20)	Loss attributable to noncontrolling interest	-	-	-	(5)	(5)
(21)	Earnings Available to FirstEnergy Corp.	$96	$5	$13	$(64)	$50

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on debt and equity for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect the net PJM and MISO transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2011	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions) (Unaudited)

		Three Months Ended March 31, 2010

			Competitive	Regulated	Other &
		Regulated	Energy	Independent	Reconciling
		Distribution (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,398	$669	$-	$-	$3,067
(2)	Other	86	50	57	(28)	165
(3)	Internal revenues	-	674	-	(607)	67
(4)	Total Revenues	2,484	1,393	57	(635)	3,299

	Expenses
(5)	Fuel	-	334	-	-	334
(6)	Purchased power	1,395	450	-	(607)	1,238
(7)	Other operating expenses	359	352	14	(24)	701
(8)	Provision for depreciation	104	77	9	3	193
(9)	Amortization of regulatory assets	209	-	3	-	212
(10)	General taxes	154	37	7	7	205
(11)	Total Expenses	2,221	1,250	33	(621)	2,883
(12)	Operating Income (Loss)	263	143	24	(14)	416

	Other Income (Expense)
(13)	Investment income	26	1	-	(11)	16
(14)	Interest expense	(125)	(56)	(5)	(27)	(213)
(15)	Capitalized interest	1	23	-	17	41
(16)	Total Other Expense	(98)	(32)	(5)	(21)	(156)

(17)	Income Before Income Taxes	165	111	19	(35)	260
(18)	Income taxes	62	42	7	-	111
(19)	Net Income	103	69	12	(35)	149
(20)	Loss attributable to noncontrolling interest	-	-	-	(6)	(6)
(21)	Earnings Available to FirstEnergy Corp.	$103	$69	$12	$(29)	$155

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on debt and equity for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect the net PJM and MISO transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2011	7

FirstEnergy Corp.
Consolidated Income Segments
 (In millions) (Unaudited)

		Three Months Ended March 31, 2011 vs. Three Months Ended March 31, 2010

		Energy	Competitive	Regulated	Other &
		Delivery	Energy	Independent	Reconciling
		Services (a)	Services (b)	Transmission (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(223)	$493	$-	$-	$270
(2)	Other	7	42	10	(17)	42
(3)	Internal revenues	-	(331)	-	296	(35)
(4)	Total Revenues	(216)	204	10	279	277

	Expenses
(5)	Fuel	24	95	-	-	119
(6)	Purchased power	(216)	(132)	-	296	(52)
(7)	Other operating expenses	27	296	3	6	332
(8)	Provision for depreciation	12	11	1	3	27
(9)	Amortization of regulatory assets	(80)	-	-	-	(80)
(10)	General taxes	22	7	1	2	32
(11)	Total Expenses	(211)	277	5	307	378
(12)	Operating Income (Loss)	(5)	(73)	5	(28)	(101)

	Other Income (Expense)
(13)	Investment income (loss)	(1)	5	-	1	5
(14)	Interest expense	(7)	(22)	(4)	15	(18)
(15)	Capitalized interest	-	(13)	-	(10)	(23)
(16)	Total Other Income	(8)	(30)	(4)	6	(36)

(17)	Income (Loss) Before Income Taxes	(13)	(103)	1	(22)	(137)
(18)	Income taxes (benefits)	(6)	(39)	-	12	(33)
(19)	Net Income (Loss)	(7)	(64)	1	(34)	(104)
(20)	Loss attributable to noncontrolling interest	-	-	-	1	1
(21)	Earnings Available to FirstEnergy Corp.	$(7)	$(64)	$1	$(35)	$(105)

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy’s service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from FES and AE Supply and from non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Supplies electric power to end-use customers through retail and wholesale arrangements, including associated company power sales to meet all or a portion of the POLR and default service requirements of FirstEnergy's Ohio and Pennsylvania utility subsidiaries and competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey.

(c)
Revenues are primarily derived from the formula rate recovery of costs and a return on debt and equity for capital expenditures in connection with TrAIL, PATH and other projects and revenues from providing transmission services to electric energy providers, power marketers and receiving transmission-related revenues from operation of a portion of the FirstEnergy transmission system (ATSI). Its results reflect the net PJM and MISO transmission expenses related to the delivery of the respective generation loads.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 1st Quarter 2011	8

FirstEnergy Corp.
Financial Statements
 (In millions) (Unaudited)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Mar. 31, 2011	Dec. 31, 2010
Current Assets:
Cash and cash equivalents	$1,101	$1,019
Receivables	1,865	1,568
Other	1,680	1,111
Total Current Assets	4,646	3,698

Property, Plant and Equipment	29,635	19,788
Investments	3,081	3,002
Deferred Charges and Other Assets	10,504	8,317
Total Assets	$47,866	$34,805

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,385	$1,486
Short-term borrowings	486	700
Accounts payable	1,080	872
Other	2,211	1,640
Total Current Liabilities	5,162	4,698

Capitalization:
Total equity	12,689	8,513
Long-term debt and other long-term obligations	17,535	12,579
Total Capitalization	30,224	21,092
Noncurrent Liabilities	12,480	9,015
Total Liabilities and Capitalization	$47,866	$34,805

General Information
	Three Months Ended March 31
	2011	2010
Debt redemptions	$(359)	$(109)
New long-term debt issues	$217	$-
Short-term borrowings decrease	$(214)	$(295)
Property additions	$449	$508

Adjusted Capitalization
	As of March 31		As of December 31
	2011	% Total	2010	% Total
Total equity (GAAP)*	$12,689	40%	$8,513	36%
Long-term debt and other long-term obligations	17,535	56%	12,579	55%
Currently payable long-term debt	1,385	4%	1,486	6%
Short-term borrowings	486	2%	700	3%
Adjustments:
Sale-leaseback net debt equivalents	1,329	4%	1,357	6%
Securitization debt and cash	(1,882)	-6%	(1,295)	-6%
Adjusted capitalization (Non-GAAP)	$31,542	100%	$23,340	100%

*Includes $(1,518) million and $(1,539) million, respectively, of Accumulated Other Comprehensive Loss

Consolidated Report to the Financial Community - 1st Quarter 2011	9

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31
	2011	2010
Cash flows from operating activities
Net income	$45	$149
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets	352	405
Nuclear fuel and lease amortization	47	41
Deferred purchased power and other costs	(58)	(77)
Deferred income taxes and investment tax credits	171	59
Deferred rents and lease market valuation liability	(15)	(17)
Accrued compensation and retirement benefits	(13)	(81)
Commodity derivative transactions, net	(25)	33
Pension trust contribution	(157)	-
Asset impairments	31	12
Cash collateral paid, net	(28)	(46)
Change in working capital and other	141	28
Cash flows provided from operating activities	491	506
Cash flows used for financing activities	(550)	(594)
Cash flows provided from (used for) investing activities*	141	(476)
Net change in cash and cash equivalents	$82	$(564)

*Includes $590 million of cash received in the Allegheny merger in 2011.

Deferrals and Amortization	Three Months Ended March 31
	2011	2010	Change
Ohio Amended ESP Amortizations (Deferrals)
Uncollectible customer accounts	$-	$(2)	$2
Economic development costs & interest	(13)	(4)	(9)
Generation cost rider true-up & interest	(15)	5	(20)
Distribution reliability costs (RDD/NDD)	84	49	35

Ohio Transmission Amortization
MISO transmission costs	-	(11)	11

Ohio Other Amortizations (Deferrals)
Generation related deferrals	(46)	(23)	(23)
Distribution related deferrals	4	44	(40)
All Other	-	42	(42)

Pennsylvania Amortizations (Deferrals)
PJM transmission costs	(32)	4	(36)
NUG costs	52	15	37
All Other	26	24	2

New Jersey Amortizations (Deferrals)
NUG costs	76	68	8
All Other	6	1	5

Allegheny Amortizations (Deferrals)*
All other deferrals	(10)	N/A	(10)

Total Amortizations (Deferrals)	$132	$212	$(80)

*Represents data for March 2011 only.

Consolidated Report to the Financial Community - 1st Quarter 2011	10

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
	Electric Distribution Deliveries	Three Months Ended March 31
	Pre-Merged Companies	2011	2010	Change

Ohio	- Residential	4,846	4,760	1.8%
	- Commercial	3,835	3,785	1.3%
	- Industrial	4,928	4,656	5.8%
	- Other	88	87	1.1%
	Total Ohio	13,697	13,288	3.1%
	Pennsylvania - Residential	3,439	3,373	2.0%
	- Commercial	1,937	1,936	0.1%
	- Industrial	3,304	3,073	7.5%
	- Other	20	20	0.0%
	Total Pennsylvania	8,700	8,402	3.5%
	New Jersey - Residential	2,353	2,322	1.3%
	- Commercial	2,157	2,232	-3.4%
	- Industrial	609	622	-2.1%
	- Other	22	22	0.0%
	Total New Jersey	5,141	5,198	-1.1%
	Total Residential	10,638	10,455	1.8%
	Total Commercial	7,929	7,953	-0.3%
	Total Industrial	8,841	8,351	5.9%
	Total Other	130	129	0.8%
	Total Pre-Merged Companies Distribution Deliveries	27,538	26,888	2.4%

	AYE Companies*
	Pennsylvania	1,755	N/A
	West Virginia	1,198	N/A
Maryland		587	N/A
	Total AYE Distribution Deliveries	3,540	N/A

	Total Distribution Deliveries	31,078	26,888	15.6%
* Represents data for March 2011 only.

Weather	Three Months Ended March 31
	2011	2010	Normal
Composite Heating-Degree-Days	2,910	2,769	2,812
Composite Cooling-Degree-Days	-	-	1

Shopping Statistics(1)	Three Months Ended March 31
	2011	2010

OE	70%	49%
PP	52%	50%
CEI	79%	55%
TE	70%	60%
JCP&L	41%	32%
Met-Ed	37%	-
Penelec	43%	3%
MP	N/A	N/A
PE(2)	38%	N/A
WP	45%	N/A

(1)Based upon average quarterly MWH, except for MP, PE and WP which is based upon March MWH.
(2) Represents Maryland only.

Competitive Operating Statistics*	Three Months Ended March 31
	2011	2010
Capacity Factors:
Nuclear	91%	92%
Fossil - Baseload	68%	57%
Fossil - Load Following	61%	59%
Generation Output:
Nuclear	37%	46%
Fossil - Baseload	43%	32%
Fossil - Load Following	18%	22%
Peaking/Hydro	2%	-

* Includes data for AYE's unregulated generating plants for March 2011 only.

Consolidated Report to the Financial Community - 1st Quarter 2011	11

FirstEnergy Corp.
Statistical Summary

Summary of Sales, Power Purchases and Generation Output (kWh in millions)

Pre-Merged Companies	Three Months Ended March 31
FES Generation Sales	2011	2010	Change
POLR
- OH	2,866	4,948	(2,082)
- PA	2,848	5,625	(2,777)
Total POLR	5,714	10,573	(4,859)

Direct - LCI
- OH	4,825	3,493	1,332
- PA	2,872	1,003	1,869
- NJ	374	306	68
- MI	417	261	156
- IL	601	473	128
- MD	127	57	70
Total Direct - LCI	9,216	5,593	3,623

Direct - MCI
- OH	343	255	88
- PA	112	6	106
Total Direct - MCI	455	261	194

Aggregation
- OH	4,122	2,615	1,507
Total Aggregation	4,122	2,615	1,507
Mass Market
- OH	145	98	47
- PA	43	19	24
Total Mass Market	188	117	71

Total Generation Sales	19,695	19,159	536

Wholesale Sales
- Bilaterals	128	468	(340)
- Spot	985	430	555
Total Wholesale Sales	1,113	898	215

Purchased Power
- Bilaterals	791	930	(139)
- Spot	2,701	2,172	529
Total Purchased Power	3,492	3,102	390

Generation Output
- Fossil	10,554	9,500	1,054
- Nuclear	7,849	7,909	(60)
Total Generation Output	18,403	17,409	994

Allegheny Companies
AS Generation Sales	2011*
POLR	1,096
Direct - LCI	145
Total Generation Sales	1,241

Wholesale Sales	1,395

Purchased Power	41

Generation Output - Competitive	2,673

*Represents data for March 2011 only.

Consolidated Report to the Financial Community - 1st Quarter 2011	12

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
 (In millions, except for per share amounts)

Special Items
	Three Months Ended March 31
	2011	2010
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(25)	$(40)
Trust securities impairment (b)	(6)	(10)
Merger transaction/integration costs (c)	(157)	(14)
Non-core asset sales/impairments (d)	(25)	(9)
Mark-to-market adjustments (e)	(12)	(52)
Merger accounting - commodity contracts (f)	(24)	-
Total-Pretax Items	$(249)	$(125)
Income tax charge/Income tax resolution	$(17)	$(13)
EPS Effect	$(0.54)	$(0.30)
(a)
For YTD 2011 $13 million included in "Amortization of regulatory assets"; $12 million included in "Other operating expenses". For YTD 2010, $35 million included in "Amortization of regulatory assets"; $5 million included in "Other operating expenses".

(b)	Included in "Investment income"

(c)	For YTD 2011 $151 million Included in "Other operating expenses"; $6 million included in "Fuel". For YTD 2010 included in "Other operating expenses".

(d)	For YTD 2011 included in "Other operating expenses". For YTD 2010, $7 million included in "Depreciation"; $2 million included in Revenues - "Competitive energy services".

(e)	For YTD 2011 included in "Other operating expenses". For YTD 2010 included in "Purchased power".

(f)	For YTD 2011 $10 million included in "Fuel"; $8 million included in Revenues - "Competitive energy services"; $6 million included in "Other operating expenses".

Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months Ended March 31		Estimate for Year
	2011	2010	2011

Basic EPS (GAAP basis)	$0.15	$0.51	$2.88 - $3.18
Excluding Special Items:
Regulatory charges	0.04	0.08	0.05
Trust securities impairment	0.01	0.02	0.01
Income tax charge - retiree drug change	-	0.04	-
Merger transaction/integration costs	0.37	0.03	0.35
Non-core asset sales/impairments	0.06	0.02	(0.38)
Mark-to-market adjustments	0.02	0.11	0.02
Debt redemption premiums	-	-	0.07
Merger accounting - commodity contracts	0.04	-	0.20
Basic EPS (Non-GAAP basis)	$0.69	$0.81	$3.20 - $3.50

Liquidity position as of April 25, 2011

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$1,983
AYE	Revolving	Apr. 2013	$250	$247
AYE Supply(2)	Revolving	Various	$1,050	$1,000
FE Utilities & TrAIL	Revolving	2013	910	475
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$4,960	$3,705
(2) Includes $50 million for Allegheny Generating Company		Cash:	-	1,134
		Total:	$4,960	$4,839

Consolidated Report to the Financial Community - 1st Quarter 2011	13

Recent Developments

Merger Completion

On February 25, 2011, the FirstEnergy Corp. (FirstEnergy or FE) and Allegheny Energy Inc. (Allegheny Energy) merger closed.

Financial Matters

Dividend
With the completion of the merger, the dividend synchronization plan announced in December 2010 became effective.  FE shareholders of record as of February 7, 2011, received a pro rata dividend of $0.5255 per share, payable March 1, 2011. FE shareholders of record as of February 25, 2011, received a pro rata dividend of $0.0245 per share, payable March 7, 2011. Allegheny Energy shareholders of record as of February 24, 2011 received a pro rated final dividend of $0.12045 per share, payable March 11, 2011.

On February 15, 2011, the FE Board of Directors declared an unchanged dividend of $0.55 per share of outstanding common stock.  The dividend is payable June 1, 2011 to shareholders of record as of May 6, 2011.

Financing Activities
On March 16, 2011, Pennsylvania Electric Company (Penelec) and Metropolitan Edison Company (Met-Ed) extended for three years a Letter of Credit (LOC) supporting two series of Pollution Control Revenue Bonds (PCRBs) totaling $49 million.

On March 17 and April 1, 2011, FES and Penelec completed the remarketing of six series of PCRBs totaling $328 million. Each of these series either remained in, or were converted to, a variable rate mode supported with a three year LOC.

On March 29, 2011, FES paid off a $100 million two year secured term loan facility that was set to mature on March 31, 2011. On April 8, 2011, FE entered into a $150 million unsecured term loan facility with an April 2013 maturity.

During March 2011, the utility accounts receivable financing arrangements for Ohio Edison Company (Ohio Edison), The Toledo Edison Company (Toledo Edison), Penelec and Met-Ed were terminated.  FE determined that it was more economical to use other sources of liquidity.

Pension Contribution
In March and April 2011, FE voluntarily contributed an aggregate $250 million to its pension plan.  In addition, $11.2 million was contributed to Allegheny Energy’s pension plan during the first quarter of 2011.

Regulatory Matters

Ohio Energy Efficiency (EE) and Peak Demand Reduction (DR) Portfolio Plan
On March 23, 2011, the Public Utilities Commission of Ohio approved the three-year EE and DR portfolio plan for Ohio Edison, Cleveland Electric Illuminating Company and Toledo Edison (Ohio Utilities).  The Ohio Utilities’ plan was developed to comply with the EE mandate in Ohio’s Senate Bill 221, passed in 2008.  This law requires that all Ohio utilities reduce energy usage by 22.2% by 2025 and peak demand 7.75% by 2018, develop a portfolio plan, and meet annual benchmarks to measure progress.

Consolidated Report to the Financial Community - 1st Quarter 2011	14

Met-Ed, Penelec and Penn Power Generation Procurement
On March 21, 2011, auctions were conducted to procure a portion of the default service requirements for Met-Ed, Penelec and Pennsylvania Power Company (Penn Power) customers who choose not to shop with an alternative supplier.  The March 2011 auction was the final of four auctions for Met-Ed and Penelec and the final of two auctions for Penn Power to procure commercial default service requirements for the 12-month period of June 1, 2011 to May 31, 2012 and residential requirements for the 24-month period of June 1, 2011 to May 31, 2013.   For Met-Ed, Penelec and Penn Power commercial customers the tranche-weighted average price ($/MWH) was $67.34, $59.55 and $56.03, respectively, and for residential customers the tranche-weighted average price was $70.09, $60.27 and $56.49, respectively.  This was also the final of two auctions held to procure residential service requirements for the 12-month period of June 1, 2011 to May 31, 2012.  For Met-Ed, Penelec and Penn Power residential customers the tranche-weighted average price ($/MWH) was $67.35, $57.88 and $55.85, respectively.

Penn Power Solar Renewable Energy Credits (SREC)
On March 11, 2011, the Pennsylvania Public Utility Commission approved the results of the Penn Power procurement of SRECs to meet Pennsylvania’s Alternative Energy Portfolio Standards through 2020.  Penn Power contracted for 19,800 SRECs. One SREC represents the solar renewable energy attributes of one MWH of generation from a solar generating facility.  This purchase of SRECs is equivalent to approximately 2,200 MWH of solar power generation annually over the next nine years.  The average cost is $199.09 per SREC, with deliveries scheduled to begin in June 2011 and continuing through May 2020.

Operational Matters

Perry Plant Begins Refueling
On April 18, 2011, FirstEnergy Nuclear Operating Company (FENOC) announced that Perry Nuclear Power Plant (1,268 MW) shutdown for a scheduled refueling and maintenance outage. During the outage, 284 of the 748 fuel assemblies will be replaced, numerous safety inspections will be conducted, and many maintenance projects will be completed.  On April 25, 2011, the Nuclear Regulatory Commission began a Special Inspection to review the circumstances surrounding work activities to remove a source range monitor from the reactor core on April 22, 2011.

Beaver Valley Refueling
On April 11, 2011, FENOC announced that Beaver Valley Unit 2 (911 MW) returned to service following a scheduled March 7, 2011 shutdown for refueling and maintenance.  During the outage 60 of the 157 fuel assemblies were exchanged, safety inspections were conducted, and many maintenance and improvement projects were completed.

Signal Peak
On March 16, 2011, Signal Peak Energy received a letter from the Mine Safety and Health Administration that its mine is no longer being considered for the pattern of potential violations notice.

Fremont Energy Center
On March 11, 2011, FE entered into a definitive agreement to sell Fremont Energy Center (707 MW) to American Municipal Power, Inc. (AMP).  Under the terms of the agreement, AMP will purchase the Fremont Energy Center for approximately $485 million, based on 685 MW of output.  The purchase price could be incrementally increased, not to exceed an additional $16 million, if additional output and transmission export capacity permit an increase to the facilitiy’s nameplate capacity of 707 MW.  In addition, AMP will reimburse FE up to $25.3 million for construction costs to be incurred from February 1, 2011 through the closing date.  The transaction is expected to close on or about July 1, 2011.

Trans-Allegheny Interstate Line (TrAIL)
On April 15, 2011, the Meadow Brook to Loudoun 500 kV segment of the TrAIL transmission line was energized.  The scheduled in-service date for the entire TrAIL line is June 1, 2011.

Consolidated Report to the Financial Community - 1st Quarter 2011	15

Suspension of Potomac-Appalachian Transmission Highline (PATH)
On February 28, 2011, FE announced that it filed to withdraw its applications for state regulatory approval of the PATH project after an announcement by regional grid operator PJM Interconnection LLC (PJM) that the project was suspended.  The Maryland Public Service Commission deemed the notice effective upon filing and the West Virginia Public Service Commission has granted the motion to withdraw. The Virginia State Corporation Commission has not ruled on the motion to withdraw.

Consolidated Report to the Financial Community - 1st Quarter 2011	16

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry. the impact of the regulatory process on the pending matters in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of PJM's direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, business and regulatory impacts from ATSI’s realignment into PJM Interconnection, L.L.C, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace CAIR and the effects of the EPA’s recently released MACT proposal to establish certain mercury and other emission standards for electric generating units, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits) and oversight by the NRC, including as a result of the incident at Japan’s Fukushima Daiichi Nuclear Plant, adverse legal decisions and outcomes related to Met-Ed’s and Penelec’s transmission service charge appeal at the Commonwealth Court of Pennsylvania, the continuing availability of generating units and changes in their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers’ demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals, efforts, and our ability, to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s and its subsidiaries’ access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the major industrial and commercial customers of FirstEnergy’s subsidiaries, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, issues arising from the recently completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations including FirstEnergy’s ability to maintain relationships with customers, employees or suppliers, as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, the risks and other factors discussed from time to time in FirstEnergy’s and its applicable subsidiaries’ SEC filings, and other similar factors. Dividends declared from time to time on FirstEnergy's common stock during any annual period may in aggregate vary from the indicated amount due to circumstances considered by FirstEnergy's Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy, or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events or otherwise.

Consolidated Report to the Financial Community - 1st Quarter 2011	17